POWER OF ATTORNEY

The undersigned Directors and Officers of Farmers New World Life Insurance Company, a Washington corporation, hereby constitute and appoint Michael Boardman and Garrett B. Paddor, and each of them (with full power to each of them to act alone), his/her true and lawful attorney-in-fact and agent, with full power of substitution to each, for him/her and on his/her behalf and in his/her name, place and stead, to execute and file any of the documents referred to below relating to Registration Statements under the Securities Act of 1933 and under the Investment Company Act of 1940 listed below with respect to the variable life insurance policies to be issued through the Farmers Variable Life Separate Account A: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, and all applications for any exemption from the federal securities laws, each of said attorneys- in-fact and agents and him/her or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS
Registrant Name	Product Name and File Number
Product Name: Farmers Variable Universal Life
Securities Act File Number: 333-84023
Investment Company Act File Number: 811-09507
Farmers Variable Life Separate	Product Name: Farmers LifeAccumulator
Securities Act File Number: 333-100287
Account A
Investment Company Act File Number: 811-09507

Product Name: Farmers EssentialLife® Variable Universal Life
Securities Act File Number: 333-149540
Investment Company Act File Number: 811-09507

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.

Signature		Title	Date
Jeff Dailey	A	Director and Chairman of the Board	April 14, 2020
Apr 15, 2020 2:29 PM EDT

Stephen McAnena	A	Director	April 14, 2020
Apr 15, 2020 10:37 AM PDT

David Travers	A	Director	April 14, 2020
Apr 14, 2020 09:15:18

Scott Stoll	A	Director	April 14, 2020
Apr 14, 2020 15:43:11

Scott Lindquist	A	Director and Assistant Treasurer	April 14, 2020
Apr 15, 2020 9:53 AM PDT

Annette Thompson	A	Director	April 14, 2020
Apr 15, 2020 10:31 AM PDT

Ben Tucker		Director	April 14, 2020

Apr 16, 2020 2:17 PM PDT